                                                                EXHIBIT 5.1








                                 June 28, 1996


Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48034


                    RE:  REGISTRATION STATEMENT ON FORM S-3
                         OF LEAR CORPORATION (NO. 333-05809)
                         (THE "REGISTRATION STATEMENT")
                         -----------------------------------


Ladies and Gentlemen:

     We have acted as special counsel for Lear Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement relating to the sale of $200,000,000 aggregate principal amount of the Company's Subordinated Notes due 2006 (the "Notes"), to be issued under an indenture (the "Indenture") between the Company, as issuer, and The Bank of New York, as trustee.

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement relating to the Notes, as filed with the Securities and Exchange Commission (the "Commission") on June 12, 1996 under the Act, as amended by Amendment No. 1 thereto filed with the Commission on June 18, 1996 and as amended by Amendment No. 2 thereto filed with the Commission on June 28, 1996 (as so amended, the "Registration Statement"),
(ii) the Restated Certificate of Incorporation of the Company, as currently in effect (the "Charter"), (iii) the Amended and Restated By-Laws of the Company, as currently in effect (the "By-laws"), (iv) the form of Indenture, (v) the form of the Notes, (vi) the form of the underwriting agreement to be entered into by the Company, BT Securities Corporation, Chase Securities Inc., Morgan Stanley & Co. Incorporated and Schroeder Wertheim & Co. Incorporated (the "Underwriting Agreement"), and (vii) resolutions of the Board of Directors of the Company relating to, among other things, the issuance and sale of the Notes and the filing of the Registration Statement. We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the

Lear Corporation
June 28, 1996
Page 1

conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon and subject to the foregoing, we are of the opinion that:

     The issuance and sale of the Notes have been duly authorized by requisite corporate action on the part of the Company, and the Notes, when executed and authenticated in accordance with the provisions of the Indenture following approval thereof by the Special Committee of the Board of Directors and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Act.

                                     Very truly yours,



                                     /s/ Winston & Strawn